                                                                    Exhibit 4.30

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Note No.                              Agent's Name                                       J.P. MORGAN CHASE & CO.




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Principal Amount                      Commission                                        MEDIUM-TERM NOTE PROGRAM




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Maturity Date                         Settlement Date                                   The Chase Manhattan Bank
                                                                                    Paying and Authenticating Agent





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Trade Date                            Taxpayer I.D. No.                                   450 West 33rd Street
                                                                                        New York, New York 10001




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Name and Address of Registered Owner                                                     U.S. Bank Trust National
                                                                                           Association Trustee

                                                                                             100 Wall Street
                                                                                        New York, New York 10005
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


REGISTERED                                                            REGISTERED

                             J.P. MORGAN CHASE & CO.
               FIXED RATE SUBORDINATED MEDIUM-TERM NOTE, SERIES A

THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

No.                                                      $

ORIGINAL ISSUE DATE:           INTEREST RATE:                 MATURITY DATE:

-------------------            -------------%                 ------------------


INTEREST PAYMENT DATES:    REPAYMENT PROVISIONS, IF ANY:


--------------------       ----------------------------------------

OTHER PROVISIONS:          REDEMPTION DATES AND PRICES, IF ANY:



------------------         ----------------------------------------

                           RECORD DATES:


                           ----------------------------------------

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., the nominee of The Depository Trust Company (the "Depositary"). This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances. The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of this series, and the Depositary, by its acceptance hereof, agrees to be so bound.

                  Unless this Security is presented by an authorized representative of the Depositary to J.P. Morgan Chase & Co. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                  J.P. Morgan Chase & Co., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                           CEDE & CO.

, or registered assigns, the principal sum of

                                                         DOLLARS
on the Maturity Date shown above, and to pay interest thereon from the Original Issue Date from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date, commencing on the first Interest Payment Date succeeding the Original Issue Date of this Security, unless the Original Issue Date is on or after the Record Date for such Interest Payment Date, in which event interest will be payable commencing on the next succeeding Interest Payment Date, at the rate shown above, until the principal hereof is paid or made available for payment. If the Maturity Date or any Interest Payment Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to this Security will be paid on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such Interest Payment Date, and no interest on such payment will accrue from and after the Maturity Date or such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the applicable Record Date, provided, however, that interest payable on the Maturity Date, or upon earlier redemption or repayment, if any, will be payable to the Person to whom principal shall be payable.

         Funds for the payment of the principal of (and premium, if any) and interest on this Security on any Interest Payment Date and at the Maturity Date will be made available to the Paying Agent. As soon as possible thereafter, the Paying Agent will pay such funds to the Depositary, and the Depositary will allocate and pay such funds to the owners of beneficial interests in this Security in accordance with its existing operating procedures.

         This Security is one of a duly authorized issue of subordinated debt securities of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued in one or more series under an Indenture dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as supplemented by the Second Supplemental Indenture dated as of October 8, 1996 (herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and Additional Senior Obligations and the holders of the Securities. Terms defined in the Indenture are used herein as so defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be denominated in different currencies, may be subject to different sinking funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of the series designated as the Subordinated Medium-Term Notes, Series A of the Company.

         Except as provided herein, this Security is not redeemable prior to the Maturity Date. If this Security is redeemable, it may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, on the dates or on or after the date set forth above, at the percentage or percentages of the principal amount set forth above, plus accrued and unpaid interest to the date fixed for redemption.

         The Indebtedness evidenced by the Securities of this series is, to the extent and in the manner set forth in the Indenture subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company and, under certain circumstances set forth in the Indenture, all Additional Senior Obligations of the Company, and each holder of a Security of this series, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

         Interest on the Securities of this series shall be computed on the basis of a 360-day year of twelve 30-day months.

         The following events shall be "Events of Default" with respect to the Securities of this series: (i) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of sixty consecutive days; or (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law now or hereafter in effect of the United States of America or a political subdivision thereof, or consent to the entry of an order for relief in an involuntary case under any such law.

         In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. There will be no right of acceleration in the case of a default in the payment of interest or a default in the performance of any covenant or agreement in this Security or the Indenture.

         The Indenture provides that in the event of a default in the payment of interest or principal (including the delivery of any Capital Securities in exchange for Securities) or the performance of any covenant or agreement in the Securities or the Indenture (each of which is defined in the Indenture to be a "Default"), the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal (including the delivery of any Capital Securities in exchange for Securities of this series) or the performance of such covenant or agreement.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected, evidenced as in the

Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security affected thereby, (i) change the stated maturity date of the principal of, or any installment of principal of or interest on any Security, (ii) reduce the principal amount of, or the interest (or premium, if any) on, any Security,
(iii) reduce the portion of the principal amount of an original issue discount Security payable upon acceleration of the maturity thereof, (iv) reduce any amount payable upon redemption of any Security, (v) change the place or places where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, (vi) change the definition of "Market Value" set forth in the Indenture, (vii) impair the right of any holder of Securities of any series to receive on any Exchange Date for Securities of such series Capital Securities with a Market Value equal to that required by the terms of the Securities, (viii) impair the right of any holders of Securities of a series entitled to the conversion rights described in the Indenture to receive shares of Common Stock, securities or other property upon the exercise of such conversion rights, (ix) impair the right of a holder to institute suit for the enforcement of any payment on or with respect to any Security (including any right of redemption at the option of the holder of such Security), or for the delivery of Capital Securities in exchange for Securities pursuant to the terms of the Indenture, or to require the Company to sell Capital Securities in a Secondary Offering pursuant to the terms of the Indenture or to deliver Common Stock, securities or other property upon conversion of Securities pursuant to the terms of the Indenture, (x) reduce the aforesaid percentage of Securities of any series the holders of which are required to consent to any such supplemental indenture or reduce the percentage of securities of any series the holders of which are required to waive any past Default or Event of Default, as described in the next following sentence, or (xi) modify the foregoing provisions of clauses (i) through (x). It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of that series at the time outstanding may on behalf of the holders of all Securities of that series waive any past Default or Event of Default under the Indenture and its consequences except a Default in the payment of the principal of (or premium, if any) or interest, if any, on the Securities of that series (or in the delivery of Capital Securities in exchange for any Securities of that series when required). Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, irrespective of whether or not any notation in regard thereto is made upon this Security or such other Security.

         Subject to the rights of holders of Senior Indebtedness and Additional Senior Obligations of the Company set forth in this Security and the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the places, at the respective times, at the rates, and in the coin or currency herein prescribed.

         Unless otherwise indicated herein, the Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Securities of this series may be exchanged for an equal aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Company for such exchange in the Borough of Manhattan, The City of New York.

         Subject to the limitations set forth in the Indenture and herein, upon due presentment for registration of transfer of this Security at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, a new Security or Securities of this series of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor without charge except for any tax or other governmental charge imposed in connection therewith.

         Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or any writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any, hereon), and subject to the provisions herein, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge the Company's liability for moneys payable on this Security.

         No recourse for the payment of the principal of (or premium, if any) or interest on this Security or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by each holder of this Security.

         This Security shall be governed by and construed in accordance with the laws of the State of New York.

         This Security shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture referred to above or an Authenticating Agent, by manual signature.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officers and has caused its corporate seal, or a facsimile thereof, to be affixed hereto.

                                     J.P. MORGAN CHASE & CO.



                                     By:  __________________________
                                     Name:   Dina Dublon
                                     Title:  Executive Vice President
                                             and Chief Financial Officer


                    [SEAL]           Attest:  __________________________
                                     Name:    Anthony J. Horan
                                     Title:   Corporate Secretary

CERTIFICATE OF AUTHENTICATION:
This is one of the Securities issued under the Indenture described herein.


U.S. Bank Trust National Association, as Trustee

By:  The Chase Manhattan Bank
     as Authenticating Agent

By:________________________
   Authorized Signer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM--as tenants in common
                  TEN ENT--as tenants by the entireties
                  JT TEN-- as joint tenants with right of
                           survivorship and not as tenants in common

                  UNIF GIFT MIN ACT--.............Custodian............
                                        (Cust)                (Minor)

                        under Uniform Gifts to Minors Act

                        .................................
                                     (State)


    Additional abbreviations may also be used though not in the above list.

                          _____________________________

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
   Identifying Number of Assignee:

______________________________________

________________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: ____________________         _________________________

                                    _________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: __________________________
NOTICE: The signature(s) must be guaranteed by an eligible guarantor institution (e.g., banks, securities brokers or dealers, credit unions, national securities exchanges and savings associations) which is a member of or participant in a signature guarantee program recognized by the Security Registrar pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.